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                                                              Exhibit (h)(1)




                          THE GNMA FUND INVESTMENT
                         ACCUMULATION PROGRAM, INC.
                          ADMINISTRATION AGREEMENT


     ADMINISTRATION AGREEMENT, made as of the 22nd day of June, 2001 by and among THE GNMA FUND INVESTMENT ACCUMULATION PROGRAM, INC., a Maryland corporation (hereinafter called the "Company"), and MERRILL LYNCH INVESTMENT MANAGERS, L.P., a Delaware partnership (hereinafter called "MERRILL LYNCH"), PRUDENTIAL SECURITIES INC., a Delaware corporation (hereinafter called "PS"), MORGAN STANLEY DW, INC., a Delaware corporation (hereinafter called "MSDW") and SALOMON SMITH BARNEY INC., a Delaware corporation (hereinafter called "SSB"). Merrill Lynch, PS, MSDW and SSB are hereinafter sometimes referred to collectively as the "ADMINISTRATORS".

      WHEREAS, the Company proposes to issue shares of its common stock (par value $.01 per share) (hereinafter referred to as the "SHARES"); and

      WHEREAS, the Company desires to avail itself of the experience, assistance and facilities available to the Administrators and to have the Administrators perform for the Company various services appropriate to the operations of the Company pertaining to the Shares, and the Administrators are willing to furnish such services in accordance with the terms hereinafter set forth;

      NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed as follows:

      1. DEFINITIONS. The following terms are hereby defined for the purpose of this Agreement:

           (a) "THE PERIOD OF THIS AGREEMENT" means the term of this Agreement and any renewal or extension thereof, or until any prior termination thereof.

           (b) The "1940 ACT" means the Investment Company Act of 1940, as amended.

           (c) "PERCENTAGE", with respect to each Administrator, means the percentage set forth below opposite the name of such Administrator:


             Administrator        Percentage
             -------------        ----------
             Merrill Lynch           58%
                        PS           16%
                      MSDW           16%
                       SSB           10%


provided, however, that if any one or more of the Administrators shall cease to act as Administrator pursuant to Section 14 of this Agreement, then the Percentage of such Administrator or Administrators so ceasing to act shall be allocated, effective immediately upon such Administrator's so ceasing to act, to the Administrator or Administrators continuing so to act, and in the event such allocation is to two Administrators the amount to be allocated to each of such two Administrators shall in


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each case be in the proportion which the Percentage of such Administrator bears to the aggregate of the Percentages of such two Administrators.

           (d) The "VOTE OF THE MAJORITY OF SHARES" means the vote at an annual or special meeting of shareholders of the lesser of (i) the holders of sixty-seven percent (67%) or more of the Shares present at such meeting if the holders of more than fifty percent (50%) of the outstanding Shares are present in person or represented by proxy, or (ii) the holders of more than fifty percent (50%) of the outstanding Shares.

           (e) The "FUND" means the pool of assets held by the Company for the benefit of the holders of the Shares.

      2. DUTIES OF THE ADMINISTRATORS. The Company hereby retains the Administrators, and the Administrators hereby agree, for the period of this Agreement and under the terms and conditions set forth herein and subject at all times to the control and direction of the Board of Directors of the Company, to (a) supervise all aspects of the Company's operations (other than those relating to the execution of purchase and sale transactions for securities in the Fund), including coordinating all matters relating to the functions of the Program Agent, the Transaction Agent, the Custodian and other parties performing operational functions for the Company; (b) provide the Company, at the Administrators' expense, with the services of such persons competent to perform such administrative and clerical functions as are necessary in order to provide effective administration of the Company, including duties in connection with stockholder relations, reports, redemption requests and account adjustments; (c) provide the Company, at the Administrators' expense, with adequate office space and related services for the performance of the foregoing duties by the Administrators, and (d) to the extent required by then current Federal securities laws, regulations thereunder or interpretations thereof, pay for the printing of all Company prospectuses used in connection with the distribution and sale of the Shares.

      3. RECORDS TO BE PROPERTY OF THE COMPANY. The Administrators hereby acknowledge that all records necessary to the operation of the Company, including records pertaining to the Company's stockholders and investments, are the sole and exclusive property of the Company, and in the event that a transfer of administrative services to someone other than the Administrators should ever occur, the Administrators will promptly, and at their own cost, take all steps necessary to segregate such records and deliver them to the Company.

     4. COMPENSATION OF ADMINISTRATORS. The Company covenants and agrees to pay to the Administrators, and the Administrators covenant and agree to accept from the Company as full compensation for all services furnished by the Administrators hereunder, a monthly fee at an annual rate of 0.2% of the average daily net asset value of the Fund from the beginning of the year to the end of such month (hereinafter called the "ADMINISTRATIVE FEE"). The Administrative Fee shall be computed as of the close of business on the last business day of each month and shall be prorated for any fraction of a month at the commencement and termination of this Agreement. The Administrative Fee provided for herein shall be paid in cash by the Company to the Administrators no later than the close of business on the tenth business day of each month, provided that no

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such payment shall be made if immediately thereafter the expenses of the
Company set forth in Section 5 hereof shall exceed the limitation on expenses set forth in such Section applicable at the time of such payment. All payments of the Administrative Fee shall be allocated among the several Administrators, and paid by the Company to the several Administrators, in such Administrators' respective Percentages. "NET ASSET VALUE" of the Fund for purposes of computing the Administrative Fee will be determined as of the close of trading on the last business day in each month on which the New York Stock Exchange is open and will be computed pursuant to the provisions of the Company's Articles of Incorporation and By-Laws and any currently effective Prospectus of the Company with respect to the Shares.

      5. EXPENSES. The Company shall pay all costs and expenses incurred in connection with its organization, all costs and expenses incurred in connection with the offer, sale, issue, repurchase or redemption of the Shares (including registration fees and printing and mailing costs) and all other costs and expenses of its operations, including fees of its directors, legal fees, expenses of independent accountants, cost of printing certificates for Shares, reports to stockholders, proxies, proxy statements and mailing envelopes, postage, insurance costs, taxes, interest, stock exchange listing fees and expenses and fees and expenses of the Company's Program Agent, Transaction Agent, transfer agents, registrars, custodian, dividend disbursing agent, pricing agent, and bookkeeper; provided, however, that if the expenses of the Company payable out of the Fund (including the Administrative Fee but excluding interest, taxes, brokerage fees and extraordinary expenses), in any fiscal year exceed lesser of either (a) 1 1/2% of the Fund's average daily net assets up to $30,000,000 and 1% of its average daily net assets over $30,000,000 or (b) 25% of the total investment income of the Fund, then the Administrators shall reimburse the Company in an amount equal to the amount of such excess. Any reimbursement by the Administrators pursuant to the provisions of this Section shall be made promptly at the end of such fiscal year and shall be allocated among the several Administrators, and paid by the several Administrators, in such Administrators' respective Percentages.

      6. USE OF NAMES NOT EXCLUSIVE. The use of the name "THE GNMA FUND INVESTMENT ACCUMULATION PROGRAM" by the Company is non-exclusive, and the Administrators may allow other persons, including other investment companies, to use the name. The name may be withdrawn by Merrill Lynch, in which event the Administrators agree to present the question of continuing this Agreement to the holders of the Shares.

      7. ADMINISTRATORS MAY ACT IN OTHER CAPACITIES. Nothing contained in this Agreement shall be deemed to prohibit the Administrators and their affiliates from acting, and being separately compensated for acting, in one or more capacities for or on behalf of the Company, or from furnishing similar administrative services to other clients, including other investment accumulation programs. Whenever the Administrators shall act in multiple capacities for or on behalf of the Company, the Administrators shall maintain appropriate separate accounts and records for each such capacity. The Company shall be entitled to equitable treatment under the circumstances in receiving services pursuant to this Agreement, but the Company recognizes that it is not entitled to receive preferential treatment as compared with the treatment given to any other customer of one or more of the Administrators.




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      8. LIMITATION ON ADMINISTRATORS' LIABILITY. The Administrators shall have no liability to the Company or any stockholder of the Company for any error of judgment, mistake of law or any loss arising out of any act or omission in the performance by the Administrators of their duties hereunder, except for liability resulting from willful misfeasance, bad faith or gross negligence on the Administrators' part or from reckless disregard by the Administrators of their obligations and duties under this Agreement.

      9. ENTIRE AGREEMENT. No provision of this Agreement may be amended, waived or terminated except by an instrument in writing signed by the parties hereto.

      10. TERM OF AGREEMENT. This Agreement shall become effective upon its execution and delivery and shall remain in force for two years after its date of execution and shall continue in force from year to year thereafter, subject to prior termination as provided herein, but only so long as its continuance shall be specifically approved at least annually (i) by the Board of Directors or by a vote of the majority of Shares and (ii) by the vote of a majority of the directors who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      11. TERMINATION. This Agreement may be terminated by either the Company on sixty (60) days' notice to the Administrators or by the Administrators, acting as a group, on ninety (90) days' notice to the Company; provided that any such termination shall be made without the payment of any penalty, and provided further that such termination may be effected either by the Board of Directors of the Company or by a vote of the majority of Shares.

      12. NO ASSIGNMENT. This Agreement shall terminate automatically in the event of its assignment.

      13. ADMINISTRATORS INDEPENDENT. The Company and the Administrators, and any of them, are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any one of them. The Administrators shall be deemed to be independent contractors and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

      14. CONCERNING THE ADMINISTRATORS. Except as set forth in Section 5, the Administrators shall be jointly and severally liable in accordance herewith for the obligations imposed upon and undertaken by the Administrators hereunder, provided that, without in any way affecting or diminishing such joint and several liability, each Administrator shall indemnify the other Administrators and hold the other Administrators harmless from and against any and all costs, expenses and liabilities (including attorneys' fees) which such other Administrators may suffer or incur as a result of or by reason of any act or failure to act hereunder on the part of the indemnifying Administrator.

PS, MSDW and SSB (the "APPOINTING ADMINISTRATORS") hereby constitute and appoint, at all times prior to the termination of this Agreement and while the

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Administrators shall continue to act jointly hereunder, Merrill Lynch the true and lawful agent and attorney-in-fact of the Appointing Administrators to execute and deliver for and on behalf of the Appointing Administrators any and all notices, opinions, certificates, lists, demands, directions, instruments, or other documents provided or permitted to be executed or delivered by the Administrators hereunder or to take any other action in respect hereof. This appointment shall continue in effect as to each Appointing Administrator until written notice of revocation thereof has been given by such Appointing Administrator to the Company. Prior to receipt of such notice of revocation the Company shall be entitled to rely conclusively upon the foregoing power of attorney as authorizing Merrill Lynch to give any notice, opinion, certificate, list, demand, direction, instrument or other document provided for or permitted hereunder or to take any other action in respect hereof on behalf of the Appointing Administrators as to which such power of attorney is in effect.

      In the event that any Administrator shall fail to undertake or perform any of the duties which by the terms of this Agreement are required by it to be undertaken or performed and such failure shall continue for 30 days after notice to all Administrators from the Company or if any Administrator shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the property of any Administrator shall be appointed or any public officer shall take charge or control of any Administrator or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then such Administrator shall forthwith be and shall be deemed to be discharged forever as an Administrator hereunder and thereupon the remaining Administrators shall act hereunder without the necessity of any other or further action on their part or on the part of the Company.

      In the event that the power of attorney contained in the second paragraph of this Section 14 shall be revoked by written notice given by an Appointing Administrator and it shall not be replaced within one business day by another power of attorney conforming with the requirements of said paragraph, the Administrators shall be deemed to have been unable to reach agreement with respect to action to be taken jointly by them hereunder and thereupon the Administrators shall, by an instrument executed by at least two
Administrators, within one business day designate either one or two Administrators to be discharged hereunder, provided that, if they are unable to agree on such designation within one business day, all Administrators other than Merrill Lynch shall be deemed to have been designated to be discharged hereunder upon the expiration of such one-day period and thereupon each Administrator designated to be discharged or deemed to have been so designated shall be and shall be deemed to be discharged forever as Administrator hereunder and thereupon Merrill Lynch shall act hereunder without the necessity of any other or further action on its part or on the part of the Company.

     Notwithstanding the discharge of an Administrator in accordance with this
Section 14, such Administrator shall continue to be fully liable in accordance with the provisions hereof in respect of action taken or refrained from under this Agreement by the Administrators before the date of such discharge or by Merrill Lynch before the date of such discharge, as fully and to the same extent as if no discharge had occurred.

      If at any time any Administrator shall desire to resign its position as Administrator hereunder and the other Administrator or Administrators are agreeable to

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such resignation, the Administrator desiring to resign may resign by delivering to the Company an instrument executed by such resigning Administrator and consented to by the remaining Administrator or Administrators and upon such delivery, the resigning Administrator shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such delivery and the remaining Administrator or Administrators shall thereupon perform all duties and be entitled to all rights under this Agreement.

      15. NOTICES. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such notice at such address as such other party may designate in writing for the purpose of such notice.

      16. TRANSACTIONS WITH CERTAIN PERSONS. Neither this Agreement nor any transaction made pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or stockholders of the Company are or may be interested in any of the Administrators, or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of any one of the Administrators are or may be interested in the Company as directors, officers, stockholders or otherwise; or that any one of the Administrators or any successor or assignee, is or may be interested in the Company as a stockholder or otherwise.

      17. PROVISIONS OF LAW TO CONTROL. This Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act. To the extent that any provisions herein contained conflict with any applicable provisions of law, the latter shall control.

      18. GOVERNING LAW. This Agreement is executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of said State.

      19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.


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IN WITNESS WHEREOF, the Company and the Administrators have executed this
Agreement as of the day and year first above written.


                                       THE GNMA FUND INVESTMENT
                                          ACCUMULATION PROGRAM, INC.

                                       By
                                         --------------------------------

ATTEST:

--------------------------------

                                       MERRILL LYNCH INVESTMENT
                                         MANAGERS, L.P.

                                       By
                                         --------------------------------
ATTEST:

--------------------------------
                                       PRUDENTIAL SECURITIES INC.

                                       By
                                         --------------------------------
ATTEST:

--------------------------------
                                       MORGAN STANLEY DW, INC.

                                       By
                                         --------------------------------
ATTEST:

--------------------------------
                                       SALOMON SMITH BARNEY INC.

                                       By
                                         --------------------------------
ATTEST:

--------------------------------


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